Community Shores Bank Corporation

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
www.computershare.com

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Community Shores Bank Corporation NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Incorporated under the laws of the State of Michigan

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED **October [.], 2015** (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM **Community Shares by calling 231-780-1858**

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Community Shores Bank Corporation.

Subscription Price: $2.55 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON NOVEMBER 16, 2015, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 1 share of Common Stock (the "Common Stock"), of Community Shores Bank Corporation a Michigan corporation (the "Company"), at a subscription price of $2.55 per share pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and this Subscription Rights Certificate. The total number of shares issued to participating shareholders will equal up to 2,568,627 shares of the Common Stock for an aggregate offering not to exceed $6,550,000. The Rights represented by this Subscription Rights Certificate may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the Prospectus that accompanies this Subscription Rights Certificate.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #	Primary Shares
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678	12345678

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I hereby irrevocably subscribe for the number of shares of Common Stock indicated on the form and agree to purchase shares of Common Stock in the amount stated on this form on the terms and subject to the conditions specified in the Prospectus relating hereto. Receipt of the Prospectus is hereby acknowledged.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1: EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to an exercise of all or a portion of your Rights, please complete the following.

☐ **a. EXERCISE OF PRIMARY SUBSCRIPTION RIGHTS:** **I subscribe for** ______________ (No. of new shares) **shares at $** $2.55 (Subscription price) **each =** (Amount enclosed) $ ______________

☐ **b. EXERCISE OVER-SUBSCRIPTION PRIVILEGE*:** **I subscribe for** ______________ (number of shares) **shares at $** $2.55 (Subscription price) **each =** (Amount enclosed) $ ______________

*The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised in full, and may only be exercised by Record Date Shareholders, as described in the Prospectus. Over-Subscriptions may not be accepted and are subject to pro rata reductions.

TOTAL AMOUNT ENCLOSED: $

METHOD OF PAYMENT:

☐ CHECK ENCLOSED: personal check drawn upon a U.S. bank, payable to Computershare as Subscription Agent.

SECTION 2: SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s) : ______________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name: ______________________________

Capacity: ______________ Tax ID or Social Security Number: ______________

IF YOU HAVE QUESTIONS, PLEASE CONTACT PATRICIA SIEMBIDA THE INFORMATION AGENT, AT 231-780-1858, OR YOUR BANK OR BROKER.

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery to an address other than the address listed below will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

Overnight Courier:
Computershare
Attention Voluntary Corporate Actions
250 Royall Street
Suite V
Canton, MA 02021

By Mail:
Computershare
Attention Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011